MMA Capital Adopts Tax Benefits Rights Agreement

BALTIMORE, May 5, 2015 /PRNewswire/ -- MMA Capital Management, LLC (NASDAQ: MMAC) ("MMA Capital" or the "Company"), a Delaware limited liability company, today announced the adoption of a Tax Benefits Rights Agreement ("Rights Plan") which became effective May 5, 2015. In connection with adopting the Rights Plan, the Company will declare a distribution of one right per common share to shareholders of record as of May 15, 2015. The rights will not trade apart from the current common shares until the distribution date, as defined in the Rights Plan.

In adopting the Rights Plan the Board of Directors recognizes the significant potential value of our net operating loss carryforwards and has enacted the Rights Plan in an attempt to avoid a change of control event, as defined by the Internal Revenue Code. Under the Rights Plan, should a new investor acquire greater than a 4.9% stake in the Company, all existing shareholders other than the new 4.9% holder will be provided the opportunity to acquire new shares for a nominal cost, thereby significantly diluting the ownership interest of the acquiring person. Although the Company cannot guarantee the effectiveness of the Rights Plan, it is considered an important tool aimed towards helping to protect the Company's net operating loss carryforwards which were estimated to be $418.2 million at December 31, 2014. The Rights Plan will run for a period of five years, or until the Board determines the plan is no longer required, whichever comes first.

Michael Falcone, Chief Executive Officer of MMA Capital, stated, "Although currently subject to a full reserve, our net operating loss carryforwards, or NOLs, represent a potentially significant asset for the Company. These NOLs will enable the Company to avoid the burden of federal tax liabilities on the net income for tax purposes that we expect to generate over time which should enhance shareholder value. Accordingly, it is important to protect the value of the NOLs as we seek to grow the Company."

Shareholders may request a copy of the Rights Plan, or a summary of the plan, by contacting the Company at info@mmacapitalmanagement.com or at (855) 650-6932.

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, and changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Release.

MMA CAPITAL MANAGEMENT: INTEGRITY. INNOVATION. SERVICE.
www.mmacapitalmanagement.com

CONTACT: MMA Capital Management, LLC, Brooks Martin, Investor Relations, 855-650-6932